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                                                                    EXHIBIT 99.1

                         Agreement Relating to Filing of
                           Joint Statement Pursuant to
                               Rule 13d-1(k) Under
                         Securities Exchange Act of 1934

The Undersigned agree that the Statement on Schedule 13D to which this Agreement is attached is filed on behalf of each of them.

Date:  July 26, 2005             By: /s/ Willard J. Van Singel
                                     -------------------------------------------
                                         Willard J. Van Singel


                                 By: /s/ John A. Van Singel
                                     -------------------------------------------
                                         John A. Van Singel individually and as
                                         custodian of UGMA for Daniel Van Singel


                                 By: /s/ Linda M. Van Singel
                                     -------------------------------------------
                                         Linda M. Van Singel


                                 By: /s/ Willard J. Van Singel
                                     -------------------------------------------
                                         Willard J. Van Singel, trustee of the
                                         Willard J. Van Singel Trust


                                 By: VAN SINGEL HOLDINGS, LLC

                                     By: /s/ Willard J. Van Singel
                                         ---------------------------------------
                                             Willard J. Van Singel, a member